Exhibit (d)(2)

Execution Version

SHARE KUN-PLEDGE AGREEMENT

DOUBLEUGAMES CO., LTD.

- Pledgor-

THE BANKS AND FINANCIAL INSTITUTIONS IN SCHEDULE I

- Pledgees-

KOREA INVESTMENT & SECURITIES CO., LTD.

-Security Agent-

November 9, 2026

relating to

Bridge Loan Facility of up to KRW 300,000,000,000

SCHEDULES

Schedule I	List of Pledgees
Schedule II	Details of Shares

EXHIBITS

Exhibit A	Form of Power of Attorney
Exhibit B	Form of Supplemental Agreement

SHARE KUN-PLEDGE AGREEMENT

THIS SHARE KUN-PLEDGE AGREEMENT (this “Agreement”) is dated November 9, 2026 and entered into by and among:

(1)

DOUBLEUGAMES CO., LTD., a company incorporated under the laws of Korea having its registered office at 16F, GFC, 152, Teheran-ro, Gangnam-gu, Seoul, Republic of Korea (06236), as pledgor (the “Pledgor”);

(2)

THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule I hereto, as pledgees (individually, a “Pledgee” and collectively, the “Pledgees” which term shall include their respective successors in title, permitted assigns and permitted transferees from time to time); and

(3)

KOREA INVESTMENT & SECURITIES CO., LTD., a financial institution duly organized and existing under the laws of Korea as security agent acting on behalf of the Pledgees (the “Security Agent,” which term shall include its successors in title, permitted assigns and permitted transferees from time to time).

RECITALS

WHEREAS:

A.

Pursuant to the facility agreement dated November 9, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Facility Agreement”) among, inter alios, (i) the Pledgor as borrower; (ii) Korea Investment & Securities Co., Ltd. as mandated lead arranger; (iii) certain financial institutions named therein as lenders; (iv) Korea Investment & Securities Co., Ltd. as facility agent; and (v) Korea Investment & Securities Co., Ltd. as security agent, the lenders have agreed to extend the senior credit facilities in an aggregate amount not exceeding KRW 300,000,000,000 to the Pledgor.

B.	The Pledgor is the owner of the Pledged Shares (as defined below).

C.

For the purposes of securing the Secured Obligations (as defined below), the Pledgor desires to establish in favour of the Pledgees the Kun-Pledge (as defined below) over the Pledged Shares (as defined below) pursuant to the terms and conditions contained herein.

D.	This is the Share Kun-Pledge Agreement as referred to in the Facility Agreement.

NOW, THEREFORE, it is agreed as follows:

SECTION 1. INTERPRETATION

Words and expressions defined in the Facility Agreement shall, unless otherwise defined herein or the context otherwise requires, have the same meaning when used in this Agreement. References to any agreement or document shall be construed as references to such agreement or document as varied, amended, restated, novated or supplemented from time to time. In addition thereto, as used in this Agreement:

1.1	“Additional Shares” means any and all shares and/or equity interests in the Company in which the Pledgor acquires any beneficial interest at any time after the date of this Agreement.

SHARE KUN-PLEDGE AGREEMENT

1.2	“Assignee/Transferee Pledgee” has the meaning set out in Section 10.2.

1.3

“Company” means DoubleDown Interactive Co., Ltd., a company incorporated and existing under the laws of Korea with its registered office at 13F, GFC, 152, Teheran-ro, Gangnam-gu, Seoul, Republic of Korea (06236).

1.4	“Custodian” means Korea Investment & Securities Co., Ltd..

1.5	“Discharge Date” has the meaning set out in Section 8.1.

1.6	“Enforcement Event” means:

(1)

(x) the occurrence of an Event of Default (other than an Event of Default specified in Section 15.1(5) (Insolvency) or Section 15.1(6) (Insolvency proceedings) in relation to the Pledgor and (y) the delivery of notice by the Facility Agent to the Pledgor in accordance with Section 15.2 (Rights and Remedies) of the Facility Agreement; or

(2)	the occurrence of an Event of Default specified in Section 15.1(5) (Insolvency) or Section 15.1(6) (Insolvency proceedings) of the Facility Agreement in relation to the Pledgor.

1.7	“Kun-Pledge” has the meaning set out in Section 2.1.

1.8	“Majority Pledgees” means the “Majority Lenders” as defined in the Facility Agreement.

1.9

“Pledged Shares” means, as the context may require, (i) any and all of the Shares and (ii) on or after the creation of the Kun-Pledge over any Additional Shares pursuant hereto (if any), the Shares and such Additional Shares.

1.10	“Share Custody Account” means the “Pledged Account” as defined in the Share Custody Account Kun-Pledge Agreement.

1.11

“Secured Obligations” means all present and future moneys, debt and liabilities due, owing or incurred by the Pledgor to any Pledgee under or in connection with any Financing Documents (whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently and whether as principal, surety or otherwise).

1.12	“Shares” means 1,661,191 issued and outstanding common shares of the Company held by the Pledgor as at the date of this Agreement set forth in Schedule II hereto.

1.13	“Supplemental Agreement” has the meaning set out in Section 4.2(1).

The provisions of Section 1.2 (Construction) of the Facility Agreement are incorporated into this Agreement, mutatis mutandis.

SECTION 2. ESTABLISHMENT OF KUN-PLEDGE

2.1

The Pledgor hereby pledges, by way of first priority kun-pledge (the “Kun-Pledge”, kun-jilkwon in Korean), all of its rights, title and interests in the Shares to the Pledgees, and the Pledgees hereby accept such Kun-Pledge, as collateral security for the due and punctual payment, performance and discharge in full of the Secured Obligations.

2.2

The Pledgor hereby agrees to provide the Kun-Pledge in favour of the Pledgees over all of its rights, title and interests in the Additional Shares pursuant to Section 4.2, and the Pledgees accept such Kun-Pledge over such Additional Shares pursuant to the terms and conditions contained herein, as collateral security for the due and punctual payment, performance and discharge in full of the Secured Obligations. For the avoidance of doubt, the Pledgor and the

SHARE KUN-PLEDGE AGREEMENT

Pledgees hereby agree that, following the acquisition of or subscription for any Additional Shares by the Pledgor, the Pledgor and the Pledgees need not enter into a separate agreement in respect of such Additional Shares or express any intention to provide the Kun-Pledge contemplated in this Section 2.2 (other than the Supplemental Agreement pursuant to Section 4.2(1)).

2.3

The Pledgor shall be liable for any and all costs and expenses reasonably incurred in connection with the grant and establishment of the Kun-Pledge in favour of the Pledgees pursuant to Section 2.1 hereof in accordance with Section 6.3 (Expenses) of the Facility Agreement.

2.4

Each Pledgee hereby irrevocably appoints the Security Agent to act as its agent for the purpose set out in this Agreement and irrevocably authorizes the Security Agent to take such action on its behalf and to exercise and enforce such rights, powers and discretion as are expressly or by implication delegated to the Security Agent by the terms hereof and such rights, powers and discretions as are reasonably incidental thereto, and the Security Agent hereby accepts such position as agent on behalf of said Pledgee.

SECTION 3. PLEDGOR’S REPRESENTATIONS AND WARRANTIES

In addition to the representations and warranties contained in the Financing Documents, the Pledgor hereby represents and warrants to each of the Security Agent and the Pledgees the following as of the date hereof:

3.1	It owns all of the Pledged Shares, and the Pledged Shares have been duly authorized and issued;

3.2	It has full rights, titles and interests in the Pledged Shares free and clear of any Security (other than the Kun-Pledge created hereunder); and

3.3

It has not pledged, assigned or otherwise transferred to any third party any interest in the Pledged Shares (other than the Kun-Pledge created hereunder and as otherwise permitted under the Financing Documents).

The representations and warranties contained in this Section 3 shall be deemed to be repeated by the Pledgor in favour of each of the Pledgees by reference to the facts and circumstances then existing on (i) the Drawdown Date and (ii) each Corresponding Date.

SECTION 4. PLEDGOR’S OBLIGATIONS

4.1	The Pledgor shall, on or before the Facility Agent’s receipt of the Notice of Drawdown (or at such later time as the Security Agent may agree):

(1)

procure the Shares to be credited to the Share Custody Account pursuant to the relevant laws and regulations of Korea, including the Financial Investment Services and Capital Market Act of Korea (the “Capital Markets Act”), the Act on Electronic Registration of Stocks, Bonds, etc. of Korea (the “Electronic Registration Act”) and relevant decrees and regulations thereunder; and

(2)

(x) cause the custodian of the Share Custody Account to record the Pledged Shares as pledged property and the name of each Pledgee as pledgee of such Pledged Shares in the electronic ledger of the Share Custody Account (전자등록계좌부 in Korean); and (y) provide the Security Agent with a copy of the electronic ledger of the Share Custody Account or other document showing such registration of the Kun-Pledge with electronic ledger of the relevant Share Custody Account.

SHARE KUN-PLEDGE AGREEMENT

4.2	The Pledgor shall, upon the acquisition thereof:

(1)

no later than the date falling within five (5) Seoul Business Days from and including the date on which the Pledgor acquires any Additional Shares (or, in the case of any Shares (KR) converted from Shares (US), the date of completion of such conversion) (the “Acquisition Date”), execute a supplemental agreement (the “Supplemental Agreement”, which shall form part of this Agreement) with the Security Agent (on behalf of itself and the Pledgees) substantially in the form of Exhibit B hereto (or such other form reasonably satisfactory to the Security Agent and the Pledgor) and deliver it to the Security Agent;

(2)

no later than the date falling within five (5) Seoul Business Days from and including the Acquisition Date, procure such Additional Shares to be credited to the Share Custody Account pursuant to the relevant laws and regulations of Korea, including the Capital Market Act, the Electronic Registration Act and relevant decrees and regulations thereunder;

(3)

no later than the date falling within five (5) Seoul Business Days from and including the Acquisition Date, cause the custodian of the Share Custody Account to record the Additional Shares as pledged property and the name of each Pledgee as pledgee of such Pledged Shares in the electronic ledger of the Share Custody Account; and

(4)

no later than the date falling within five (5) Seoul Business Days from and including the Acquisition Date, provide the Security Agent with a copy of the electronic ledger of the Share Custody Account or other document showing such registration of the Kun-Pledge with electronic ledger of the relevant Share Custody Account.

Each Pledgee hereby authorizes the Security Agent to execute the Supplemental Agreement from time to time pursuant to this Section 4.2(1) on its behalf.

4.3

The Pledgor shall procure all dividends, interest, principal, proceeds and other payments of money paid by the Company in connection with any or all the Pledged Shares into the relevant Share Custody Account.

4.4	The Pledgor shall do all such acts reasonably requested by the Security Agent as may be necessary to preserve the Kun-Pledge of the Pledged Shares.

4.5	The Pledgor shall not assign, transfer, sell, further pledge or otherwise encumber the Pledged Shares (except as permitted under the Financing Documents).

4.6

For the purpose of the provisions of this Section 4, the Pledgees hereby authorize the Security Agent to undertake all measures necessary for the perfection of the Kun-Pledge including, without limitation, preparation and execution of any and all requisite documents for and on behalf of the Pledgees.

SECTION 5. DIVIDENDS AND VOTING RIGHTS

5.1

Until the occurrence of an Enforcement Event, the Pledgor shall be entitled to exercise in its sole discretion, with respect to the Pledged Shares, all rights and powers, conferred by statute or otherwise, upon an absolute owner of the Pledged Shares and to receive all dividends, interest, principal or other payments of money declared or made with respect to the Pledged Shares to the extent that such exercise does not conflict with the terms of the Facility Agreement and this Agreement; provided that on and after the occurrence of an

SHARE KUN-PLEDGE AGREEMENT

Enforcement Event, the Security Agent may at its discretion (in the name of the Pledgor or otherwise and in accordance with the terms and conditions set forth in the Facility Agreement and this Agreement) exercise or cause to be exercised in respect of any Pledged Shares any voting rights and rights to receive dividends, interest, principal or other payments of money, as the case may be, forming a part of the Pledged Shares and rights conferred on or exercisable by the bearer or holder thereof in its capacity as such.

5.2

Notwithstanding anything to the contrary stated herein, the Pledgor hereby covenants and agrees that it shall neither cast any vote nor retain any of the Pledged Shares in any manner that (other than pursuant to a step or matter expressly permitted under the Facility Agreement) adversely affects the validity or enforceability of the Kun-Pledge or the rights and remedies of the Security Agent and/or the Pledgees hereunder, or causes an Event of Default to occur.

SECTION 6. ENFORCEMENT BY PLEDGEES

6.1

If an Enforcement Event has occurred, the Security Agent (acting on the instruction of the Majority Pledgees and on behalf of all Pledgees) shall become forthwith entitled, as and when they see fit, to put into force and to exercise all or any of the rights and the powers possessed by the Pledgees as pledgees of the Collateral in or towards satisfaction of the Secured Obligations, including the right and power to:

(1)

exercise, to the maximum extent permitted by Applicable Laws, all voting, consensual and other powers of ownership pertaining to the Pledged Shares as if the Pledgees were the sole and absolute owners thereof (and the Pledgor agrees that at such time and upon the Security Agent’s request it will take all such actions as may be necessary to give effect to such right);

(2)

demand, sue for, collect or receive, in the name of the Security Agent (for and on behalf of the Pledgees) or the Pledgor, any money or property at any time payable or receivable on account of or in exchange for any of the Pledged Shares, but shall be under no obligation to do so;

(3)

assign, sell or otherwise dispose of the Pledged Shares to such person, and upon such terms as the Security Agent may reasonably determine and in any event in a commercially reasonable manner, and the Security Agent or any Pledgee or anyone else may be the purchaser, assignee or recipient of the Pledged Shares and thereafter hold the same absolutely free from any claims or rights of the Pledgor whatsoever;

(4)

to the maximum extent permitted by Applicable Laws, take over or instigate (by using the name of the Pledgor, if necessary) all such proceedings in connection with the Pledged Shares to enforce the Pledgees’ rights as the Security Agent may in its sole discretion think fit (but shall be under no obligation to do so); and

(5)	make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral.

6.2

The Pledgor shall be liable for any and all costs and expenses arising in connection with this Agreement in accordance with (and subject to the terms of) Section 6.4 (Enforcement Costs) of the Facility Agreement, except to the extent already covered pursuant to Section 2.3 hereof in connection with the grant and establishment of the Kun-Pledge.

6.3

The Security Agent and the Pledgees shall incur no liability as a result of the sale of the Pledged Shares or any part thereof, at any public or private sale pursuant to Section 6.1 hereof if such sale is conducted in a commercially reasonable manner. Any sale to the Security Agent, a Pledgee or any of their respective Affiliates shall be made on arm’s-length terms and at a price determined by reference to an independent valuation or another objectively verifiable market standard.

SHARE KUN-PLEDGE AGREEMENT

6.4

All moneys received or recovered by the Security Agent or the Pledgees pursuant to this Agreement shall be applied (or be paid to the Security Agent for application) in accordance with Section 7.3 (Allocation of Receipts) of the Facility Agreement.

6.5

Subject to the right of the Pledgees to instruct the Security Agent to enforce the Kun-Pledge pursuant to the terms of the Facility Agreement, each of the Pledgees hereby acknowledges that only the Security Agent may enforce the Kun-Pledge, and each of the Pledgees hereby agrees that it shall not take any action whatsoever to enforce the Kun-Pledge or to proceed directly against the Pledgor. The Pledgees shall not have any independent power to enforce, or have recourse to, the Kun-Pledge or to exercise any rights or powers pursuant to this Agreement or any other Transaction Security Document, except through the Security Agent. In the event that, in contravention of this Section 6.5, any Pledgee takes any action to enforce the Kun-Pledge, any benefit which such Pledgee receives shall be held by such Pledgee for the benefit of all of the Pledgees and any proceeds of the enforcement of the Kun-Pledge thereon shall be applied in accordance with the provisions of Section 7.3 (Allocation of Receipts) of the Facility Agreement.

SECTION 7. ATTORNEY-IN-FACT

The Pledgor hereby irrevocably appoints the Security Agent as its true and lawful attorney-in-fact with full power to require, demand and receive any and all moneys and claims for money due and to become due under or with respect to the Pledged Shares to the extent pledged hereunder and to take any action or execute and deliver any instrument that the Security Agent may deem necessary (acting reasonably) to accomplish the purpose hereof; provided that the Security Agent shall not exercise the authority conferred above unless and until an Enforcement Event has occurred. The Pledgor shall execute undated versions of the power of attorney attached hereto as Exhibit A (i) on or before the Facility Agent’s receipt of the Notice of Drawdown (or at such later time as the Security Agent may agree); and (ii) no later than the date falling within five (5) Seoul Business Days from and including the Acquisition Date (if any) (each such power of attorney a “Power of Attorney”) and hereby irrevocably authorizes the Security Agent to fill in the date on each executed Power of Attorney at its discretion. The Pledgor shall deliver any such executed Power of Attorney in respect of Additional Shares promptly upon execution thereof by it to the Security Agent. The Security Agent agrees not to exercise its rights under the Power(s) of Attorney unless and until an Enforcement Event has occurred.

SECTION 8. CONTINUING AND INDEPENDENT SECURITY

8.1

This Agreement and the Kun-Pledge hereby created shall remain in full force and effect as a continuing security for the Secured Obligations until the date on which (i) such Secured Obligations have been discharged in full and (ii) none of the Pledgees are under any further actual or contingent obligation to make any advance or provide other financial accommodation to the Pledgor under any of the Financing Documents (the “Discharge Date”).

8.2

This Agreement and the Kun-Pledge hereby created shall be in addition to, and not in substitution for or derogation of, any other security (whether given by the Pledgor or otherwise) now or from time to time hereafter held by the Pledgees in respect of or in connection with any or all of the Secured Obligations hereby secured.

SHARE KUN-PLEDGE AGREEMENT

8.3

For the purpose of exercising any of the rights, powers or remedies conferred upon the Pledgees by this Agreement or by Applicable Laws, the Pledgees need not (i) take action or obtain judgment against the Company, the Pledgor or any other obligor in any court; (ii) make or file any claim or application of a winding-up or liquidation of the Pledgor, the Company or any other obligor; or (iii) enforce or seek to enforce the performance of the Secured Obligations hereby secured or any other security.

8.4

Each Pledgee may, in its discretion, grant time or other indulgence or make any other arrangement in respect of any of the Secured Obligations hereby secured or of any other security therefor or of any other company or companies, person or persons not parties hereto without prejudice to the security hereby created, subject to the terms of the Facility Agreement.

SECTION 9. FURTHER ASSURANCES

The Pledgor shall promptly from time to time do all such acts as may be reasonably necessary or reasonably requested by the Security Agent or the Pledgees (through the Security Agent) including, but not limited to, the execution and delivery of all further instruments, notices and documents and all further action that may be necessary in order to perfect and/or protect any security interest granted or purported to be granted hereby or as reasonably requested by the Security Agent to enable the Pledgees to exercise and enforce their rights and remedies hereunder with respect to the Collateral.

SECTION 10. ASSIGNMENT

10.1

This Agreement and the Kun-Pledge created hereunder shall be binding upon and inure to the benefit of the Pledgor, the Security Agent and the Pledgees and their respective successors, novatees, permitted assigns and permitted transferees.

10.2

Any Pledgee may, in accordance with Section 19.3 (Assignment or Transfer by the Lenders) and, where applicable, Section 23.3 (Replacement of Lenders) of the Facility Agreement and Applicable Laws, at any time assign or transfer all or any part of its rights or obligations to any party (each an “Assignee/Transferee Pledgee”) to the extent that such assignment or transfer is permitted under the terms of the relevant Financing Documents. The parties hereto agree that to the extent of any such assignment or transfer, the Assignee/Transferee Pledgee shall be deemed to be a “Pledgee” and have the same rights, benefits and obligations under this Agreement as it would have if it were the Pledgee signatory hereunder. Any and all expenses arising out of or in connection with such assignment shall be for the account of the Pledgee concerned.

10.3	The Pledgor may not assign or transfer any of its rights or obligations hereunder.

10.4

The Security Agent may assign all or any of its rights under this Agreement and transfer all or any of its obligations (if any) under this Agreement to any successor Security Agent appointed in accordance with the provisions of the Financing Documents; provided that it is acknowledged that such assignment and transfer may be effected by the execution by the Security Agent and its successor of an assignment and transfer in such form as they may consider appropriate. Upon the appointment of such successor Security Agent, such successor Security Agent shall be and be deemed to be acting as Security Agent under and for the purposes of this Agreement and in place of the former Security Agent.

SECTION 11.TERMINATION AND RELEASE OF KUN-PLEDGE

11.1

The term of this Agreement shall begin on the date of this Agreement and end on the Discharge Date. Upon the Discharge Date, the Security Agent on behalf of the Pledgees shall, at the request and cost of the Pledgor, promptly release and discharge any Kun-Pledge then held by the Pledgees to the Pledgor and take such other actions as may be reasonably requested by the Pledgor to effectuate and/or evidence the discharge of security given under this Agreement (including, without limitation, a discharge notice to the Custodian).

SHARE KUN-PLEDGE AGREEMENT

11.2

Upon a sale, transfer or other disposal of any Pledged Shares as permitted under the Financing Documents, the Kun-Pledge over such Pledged Shares shall be deemed to be released upon the completion of such sale, transfer or other disposal without any further action of the Security Agent and/or the Pledgees; provided that the net proceeds of such sale, if applicable, shall be deposited directly into the Prepayment Account (or through the Share Custody Account, if applicable) to the extent required under and in accordance with the Facility Agreement.

SECTION 12.SECURITY AGENT

For the avoidance of doubt, in acting under this Agreement, the Security Agent shall be entitled to all of the immunities, privileges, benefits, protections and indemnities provided for by the Facility Agreement, without limitation, pursuant to Section 18 (Lenders, Mandated Lead Arranger and the Agents) of the Facility Agreement.

SECTION 13. MISCELLANEOUS

13.1

Notices. Any communication, demand or notice to be given hereunder shall be given in accordance with Section 21 (Notices) of the Facility Agreement; provided that any communication, demand or notice from the Pledgor to the Pledgees shall be sent to the Security Agent as agent for the Pledgees.

13.2

Severability. If any of the provisions of this Agreement shall contravene any law or be held invalid, this Agreement shall be construed as if not containing those provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

13.3

Amendments, Changes and Modifications. This Agreement may be amended, waived, changed, modified or altered by agreement in writing between the Pledgor and the Security Agent (on behalf of the Pledgees) only pursuant to Section 22 (Amendments and Waivers) of the Facility Agreement.

13.4

Counterparts. This Agreement may be executed in multiple counterparts, each of which, when executed, shall constitute an original but all of which together shall constitute one and the same instrument.

13.5	Heading. Headings and titles herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

13.6

Entire Agreement. This Agreement, together with the other Financing Documents, is intended by the parties to be the final written expression of each party’s obligations and rights in connection with the Pledged Shares and supersedes all prior and contemporaneous understandings or agreements concerning the subject matter hereof.

13.7	Conflict. In the case of a conflict between the provisions of this Agreement and the provisions of any of the Facility Agreement, the provisions of the Facility Agreement shall prevail.

13.8

No Waiver. The Security Agent and the Pledgees shall not, by any act, delay, indulgence, omission or otherwise, except by an express written instrument clearly indicating an intention to waive, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising on the part of the Security Agent and the Pledgees, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power, privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

SHARE KUN-PLEDGE AGREEMENT

13.9

Remedies Cumulative. The rights and remedies provided herein are cumulative and may be exercised individually or concurrently, and are not exclusive of any other rights or remedies provided by Applicable Laws.

13.10

Action by Pledgees. To the extent permitted by Applicable Laws, all notices which may be given to the Pledgees hereunder, and all rights and remedies which may be exercised by the Pledgees hereunder, shall be given or exercised by and through the Security Agent and not by any one or more Pledgees directly.

13.11

Governing Law and Jurisdiction. This Agreement and the security created pursuant hereto shall be governed by the laws of Korea in all respects, including matters of construction, validity and performance. The parties hereto agree that any legal action or proceeding arising out of or relating to this Agreement may be brought in the Seoul Central District Court in Seoul, Korea and the Pledgor hereby irrevocably submits to the exclusive jurisdiction of such court.

SHARE KUN-PLEDGE AGREEMENT

SCHEDULE I

LIST OF PLEDGEES

1.	KOREA INVESETMENT & SECURITIES CO., LTD.

Schedule and Exhibit i

SHARE KUN-PLEDGE AGREEMENT

SCHEDULE II

DETAILS OF SHARES

Types of Shares	Number of Shares	Share Custody Account Number
Common Shares	1,661,191	81189664-01

Schedule and Exhibit ii

SHARE KUN-PLEDGE AGREEMENT

EXHIBIT A

FORM OF POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT that we, DOUBLEUGAMES CO., LTD. (the “Shareholder”), do hereby irrevocably and unconditionally constitute and appoint KOREA INVESTMENT & SECURITIES CO., LTD. (the “Security Agent”) as the true and lawful attorney-in-fact with full power and authority on behalf and in the name of the Shareholder to exercise all or any of the rights and power conferred on the Shareholder in respect of the shares of DOUBLEDOWN INTERACTIVE CO., LTD. (listed in the Appendix attached hereto) (the “Pledged Shares”), including without limitation, the right and power to, following the occurrence of an Enforcement Event:

(a)

exercise, to the maximum extent permitted by law, all voting, consensual and other powers of ownership pertaining to the Pledged Shares as if the Security Agent were the absolute owner thereof (and the Shareholder agrees that at such time and upon the Security Agent’s request it will take all such actions as may be necessary and appropriate to give effect to such right);

(b)

demand, sue for, collect or receive, in the name of the Security Agent or in the name of the Shareholder, any money or property at any time payable or receivable on account of or in exchange for any of the Pledged Shares, but shall be under no obligation to do so; and

(c)

assign, sell or otherwise dispose of the Pledged Shares to any Person, at a public or a private sale, and upon such terms as the Security Agent may reasonably determine and the Security Agent or anyone else may be the purchaser, assignee or recipient of any or all of the Pledged Shares and thereafter hold the same absolutely, free from any claims or rights whatsoever, including any rights of redemption, of the Shareholder.

Words and expressions defined in the Share Kun-Pledge Agreement dated November 9, 2026 by and among, inter alios, the Shareholder as pledgor, the financial institutions listed therein as pledgees and the Security Agent as security agent (as amended and supplemented from time to time) shall, unless otherwise defined herein or the context otherwise requires, have the same meaning when used in this Power of Attorney.

The undersigned hereby ratifies and confirms, and undertakes to ratify and confirm, all actions to be taken by the attorney-in-fact duly appointed hereunder.

[Signature page follows]

Schedule and Exhibit iii

SHARE KUN-PLEDGE AGREEMENT

IN WITNESS WHEREOF, the undersigned hereunto affixed his name and signature or seal on ______________,

DOUBLEUGAMES CO., LTD.

By:
Name:
Title:

Schedule and Exhibit iv

SHARE KUN-PLEDGE AGREEMENT

Appendix

Types of Shares in the Company	Number of Shares	Share Custody Account Number

Schedule and Exhibit v

SHARE KUN-PLEDGE AGREEMENT

EXHIBIT B

FORM OF SUPPLEMENTAL AGREEMENT

1. We make reference to the Share Kun-Pledge Agreement (as amended and supplemented from time to time, the “Pledge Agreement”) dated November 9, 2026 entered into by and among DOUBLEUGAMES CO., LTD. as pledgor (the “Pledgor”), KOREA INVESTMENT & SECURITIES CO., LTD. (the “Security Agent”, which term shall include its successors in title, novatees, permitted assigns and permitted transferees from time to time) acting as security agent on behalf of itself and the financial institutions listed therein as pledgees (individually, a “Pledgee” and collectively, the “Pledgees” which term shall include their respective successors in title, novatees, permitted assigns and permitted transferees from time to time). This agreement shall constitute a “Supplemental Agreement” for the purposes of Section 4.2(1) of the Pledge Agreement.

2. Words and expressions defined or referred to in the Pledge Agreement shall, unless otherwise defined herein or the context otherwise requires, have the same meaning when used in this Supplemental Agreement.

3. Pursuant to Section 2.2 of the Pledge Agreement, and in order to secure the payment, performance and discharge in full of the Secured Obligations, the Pledgor hereby pledges by way of first priority kun-pledge in favour of the Pledgees all of its rights, title and interests in the Additional Shares as listed in the Attachment hereto.

4. By execution of this Supplemental Agreement, it shall be deemed that this Supplemental Agreement constitutes a part of the Pledge Agreement and that this Supplemental Agreement, taken together with the Pledge Agreement, shall constitute one and the same agreement.

[Signature page follows]

Schedule and Exhibit vi

SHARE KUN-PLEDGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be executed on ____________.

DOUBLEUGAMES CO., LTD.

By
Name:
Title:

KOREA INVESTMENT & SECURITIES CO., LTD. (in its capacity as Security Agent (on behalf of itself and the pledgees)

By
Name:
Title:

Schedule and Exhibit vii

SHARE KUN-PLEDGE AGREEMENT

Attachment to the Supplemental Agreement

DETAILS OF ADDITIONAL SHARES

Type of Shares	Name of the Shareholder	Number of Shares	Share Custody Account Number

Schedule and Exhibit viii

SHARE KUN-PLEDGE AGREEMENT

SIGNATURES

PLEDGOR

DOUBLEUGAMES CO., LTD.

By
Name:	GA RHAM KIM
Title:	Representative Director

SIGNATURE PAGE

SHARE KUN-PLEDGE AGREEMENT

PLEDGEE

KOREA INVESTMENT & SECURITIES CO., LTD.

By
Name:
Title:

SIGNATURE PAGE

SHARE KUN-PLEDGE AGREEMENT

SECURITY AGENT

KOREA INVESTMENT & SECURITIES CO., LTD.

By
Name:
Title:

SIGNATURE PAGE

SHARE KUN-PLEDGE AGREEMENT

Execution Version

SHARE CUSTODY ACCOUNT KUN-PLEDGE AGREEMENT

DOUBLEUGAMES CO., LTD.

- Pledgor-

THE BANKS AND FINANCIAL INSTITUTIONS IN SCHEDULE I

- Pledgees-

KOREA INVESTMENT & SECURITIES CO., LTD.

-Security Agent-

November 9, 2026

relating to

Bridge Loan Facility of up to KRW 300,000,000,000

SCHEDULES

Schedule I	List of Pledgees
Schedule II	Pledged Account

EXHIBIT

Exhibit A	Form of Application for Establishment of Pledge

SHARE CUSTODY ACCOUNT KUN-PLEDGE AGREEMENT

THIS SHARE CUSTODY ACCOUNT KUN-PLEDGE AGREEMENT (this “Agreement”) is dated November 9, 2026 and entered into by and among:

(1)

DOUBLEUGAMES CO., LTD., a company incorporated under the laws of Korea having its registered office at 16F, GFC, 152, Teheran-ro, Gangnam-gu, Seoul, Republic of Korea (06236), as pledgor (the “Pledgor”);

(2)

THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule I hereto, as pledgees (individually, a “Pledgee” and collectively, the “Pledgees” which term shall include their respective successors in title, permitted assigns and permitted transferees from time to time); and

(3)

KOREA INVESTMENT & SECURITIES CO., LTD., a financial institution duly organized and existing under the laws of Korea as security agent acting on behalf of the Pledgees (the “Security Agent,” which term shall include its successors in title, permitted assigns and permitted transferees from time to time).

RECITALS

WHEREAS:

A.

Pursuant to the facility agreement dated November 9, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Facility Agreement”) among, inter alios, (i) the Pledgor as borrower; (ii) Korea Investment & Securities Co., Ltd. as mandated lead arranger; (iii) certain financial institutions named therein as lenders; (iv) Korea Investment & Securities Co., Ltd. as facility agent; and (v) Korea Investment & Securities Co., Ltd. as security agent, the lenders have agreed to extend the senior credit facilities in an aggregate amount not exceeding KRW 300,000,000,000 to the Pledgor.

B.

For the purposes of securing the Secured Obligations (as defined below), the Pledgor desires to establish to the Pledgees the Kun-Pledge (as defined below) of the Collateral (as defined below) pursuant to the terms and conditions contained herein.

C.	This is the Share Custody Account Kun-Pledge Agreement as referred to in the Facility Agreement.

NOW, THEREFORE, it is agreed as follows:

SECTION 1. INTERPRETATION

Words and expressions defined in the Facility Agreement shall, unless otherwise defined herein or the context otherwise requires, have the same meaning when used in this Agreement. References to any agreement or document shall be construed as references to such agreement or document as varied, amended, restated, novated or supplemented from time to time. In addition thereto, as used in this Agreement:

1.1	“Assignee/Transferee Pledgee” has the meaning set out in Section 10.2.

SHARE CUSTODY ACCOUNT KUN-PLEDGE AGREEMENT

1.2

“Collateral” means, collectively, all of the Pledgor’s right, title and interest, now owned or hereafter acquired, in and to the Pledged Account and all balances, credits, deposits, monies or other sums now or hereafter in the Pledged Account or on deposit in the Pledged Account and any interest accrued or payable thereon and the proceeds thereof (for the avoidance of doubt, excluding those in relation to or in connection with the shares credited to the Pledged Account that are governed by the Share Kun-Pledge Agreement).

1.3

“Company” means DoubleDown Interactive Co., Ltd., a company incorporated and existing under the laws of Korea with its registered office at 13F, GFC, 152, Teheran-ro, Gangnam-gu, Seoul, Republic of Korea (06236).

1.4	“Custodian” means Korea Investment & Securities Co., Ltd..

1.5	“Discharge Date” has the meaning set out in Section 8.1.

1.6	“Enforcement Event” means:

(1)

(x) the occurrence of an Event of Default (other than an Event of Default specified in Section 15.1(5) (Insolvency) or Section 15.1(6) (Insolvency proceedings) in relation to the Pledgor and (y) the delivery of notice by the Facility Agent to the Pledgor in accordance with Section 15.2 (Rights and Remedies) of the Facility Agreement; or

(2)	the occurrence of an Event of Default specified in Section 15.1(5) (Insolvency) or Section 15.1(6) (Insolvency proceedings) of the Facility Agreement in relation to the Pledgor.

1.7	“Kun-Pledge” has the meaning set out in Section 2.1.

1.8	“Majority Pledgees” means the “Majority Lenders” as defined in the Facility Agreement.

1.9

“Pledged Account” means the securities account of the Pledgor held in the name of the Pledgor with the Custodian to which the Shares (as defined in the Share Kun-Pledge Agreement) are credited, details of which are set out in Schedule II of this Agreement and shall include any account which constitutes a renewal or a re-designation thereof.

1.10	“Pledged Shares” has the meaning given to it in the Share Kun-Pledge Agreement.

1.11

“Secured Obligations” means all present and future moneys, debt and liabilities due, owing or incurred by the Pledgor to any Pledgee under or in connection with any Financing Documents (whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently and whether as principal, surety or otherwise).

1.12	“Share Kun-Pledge Agreement” means the “Share Kun-Pledge Agreement” as defined in the Facility Agreement.

The provisions of Section 1.2 (Construction) of the Facility Agreement are incorporated into this Agreement, mutatis mutandis.

SECTION 2. ESTABLISHMENT OF KUN-PLEDGE

2.1

The Pledgor hereby pledges by way of first priority kun-pledge (the “Kun-Pledge”, kun-jilkwon in Korean) the Collateral under or in connection with the Pledged Account to the Pledgees, and the Pledgees hereby accept the security interest in the Collateral for the due and punctual payment, performance and discharge in full of the Secured Obligations. For the avoidance of doubt, any amount hereinafter to be credited to the Pledged Account before the Discharge Date shall be automatically included in the Kun-Pledge granted by the Pledgor in respect of this Agreement.

SHARE CUSTODY ACCOUNT KUN-PLEDGE AGREEMENT

2.2

The Pledgor shall be liable for any and all costs and expenses reasonably incurred in connection with the grant and establishment of the Kun-Pledge in favour of the Pledgees pursuant to Section 2.1 hereof in accordance with Section 6.3 (Expenses) of the Facility Agreement.

2.3

Each Pledgee hereby irrevocably appoints the Security Agent to act as its agent for the purpose set out in this Agreement and irrevocably authorizes the Security Agent to take such action on its behalf and to exercise and enforce such rights, powers and discretions as are expressly or by implication delegated to the Security Agent by the terms hereof and such rights, powers and discretions as are reasonably incidental thereto, including without limitation, preparation of Exhibit A and taking any action required for establishment of the Kun-Pledge hereunder and the right to exercise any right granted to the Security Agent under Exhibit A, and the Security Agent hereby accepts such position as agent on behalf of said Pledgee.

SECTION 3. PLEDGOR’S REPRESENTATIONS AND WARRANTIES

In addition to the representations and warranties contained in the Financing Documents, the Pledgor hereby represents and warrants to each of the Security Agent and the Pledgees the following as of the date hereof:

3.1	It has full rights, titles and interests in the Collateral free and clear of any Security; and

3.2	It has not pledged, assigned or otherwise transferred to any third party any interest in the Collateral (other than the Kun-Pledge created hereunder).

The representations and warranties contained in this Section 3 shall be deemed to be repeated by the Pledgor in favor of each of the Pledgees by reference to the facts and circumstances then existing on (i) the Drawdown Date and (ii) each Corresponding Date (unless a particular date is specified, in which case such representation and warranty is made as of such specified date).

SECTION 4. PLEDGOR’S OBLIGATIONS

4.1

The Pledgor shall, on or before the Facility Agent’s receipt of the Notice of Drawdown (or at such later time as the Security Agent may agree), deliver to the Security Agent (acting on behalf of the Pledgees):

(1)	any certificates evidencing the Pledged Account (including passbooks or security cards for the Pledged Account) if applicable; and

(2)	the Custodian’s consent (with a fixed date stamp affixed thereon) to the application for establishment of pledge in the form attached hereto as Exhibit A.

4.2

The Pledgor shall not assign, transfer, sell, further pledge or otherwise encumber the Pledged Account (other than as permitted under the Financing Documents) and shall not do any other act in connection with the Pledged Account that is not contemplated by the Financing Documents.

SECTION 5. OPERATION OF THE PLEDGED ACCOUNT

5.1

Unless and until an Enforcement Event has occurred, all amounts standing to the credit of the Pledged Account constituting any cash received by the Pledgor (including any cash proceeds of distributions made by the Company) shall be promptly transferred to the Repayment Account (as defined in the Facility Agreement) in accordance with the provisions of the Facility Agreement to the extent required thereunder.

SHARE CUSTODY ACCOUNT KUN-PLEDGE AGREEMENT

5.2

If an Enforcement Event has occurred, all cash amounts standing to the credit of the Pledged Accounts (if any) shall be transferred to the Repayment Account or another secured collection account designated by the Security Agent and subject to the payment waterfall under the Facility Agreement (acting on behalf of the Pledgees).

SECTION 6. ENFORCEMENT BY PLEDGEES

6.1

If an Enforcement Event has occurred, the Security Agent (acting on the instruction of the Majority Pledgees and on behalf of all Pledgees) shall become forthwith entitled, as and when they see fit, to put into force and to exercise all or any of the rights and the powers possessed by the Pledgees as pledgees of the Collateral in or towards satisfaction of the Secured Obligations, including the right and power to:

(1)

exercise, to the maximum extent permitted by Applicable Laws, all consensual and other powers of ownership pertaining to the Collateral as if the Pledgees were the sole and absolute owners thereof (and the Pledgor agrees that at such time and upon the Security Agent’s request it will take all such actions as may be necessary to give effect to such right) and the Pledgees will hold the same absolutely free from any claims or rights of whatever nature, including any rights of redemption of the Pledgor;

(2)

demand, sue for, collect or receive directly from the Custodian in the name of the Security Agent (for and on behalf of the Pledgees) or the Pledgor, any money or property at any time payable or receivable on account of or in exchange for the Collateral, but shall be under no obligation to do so;

(3)

assign, sell or otherwise dispose of the Collateral to such person, and upon such terms as the Security Agent may reasonably determine and in any event in a commercially reasonable manner, and the Security Agent or any Pledgee or anyone else may be the purchaser, assignee or recipient of the Collateral and thereafter hold the same absolutely free from any claims or rights of the Pledgor whatsoever;

(4)

to the maximum extent permitted by Applicable Laws, take over or instigate (by using the name of the Pledgor, if necessary) all such proceedings in connection with the Collateral to enforce the Pledgees’ rights as the Security Agent may in its sole discretion think fit (but shall be under no obligation to do so); and

(5)	make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral.

6.2

The Pledgor shall be liable for any and all costs and expenses arising in connection with this Agreement in accordance with (and subject to the terms of) Section 6.4 (Enforcement Costs) of the Facility Agreement, except to the extent already covered pursuant to Section 2.2 hereof in connection with the grant and establishment of the Kun-Pledge.

6.3

If the proceeds of the collection upon or realization of the Collateral pursuant to Section 6.1 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Pledgor shall remain liable for any such deficiency; provided that any such collection or realization has been conducted in a commercially reasonable manner and in accordance with any Applicable Laws. In the event there is any surplus after payment of the costs and expenses of such realization and the satisfaction in full of the Secured Obligations, the Pledgees shall, subject to the Facility Agreement, immediately return such surplus to the Pledgor.

SHARE CUSTODY ACCOUNT KUN-PLEDGE AGREEMENT

6.4

All moneys received or recovered by the Security Agent or any Pledgee pursuant to this Agreement shall, (except, in the case of receipt or recovery prior to the enforcement of the Kun-Pledge, as otherwise expressly provided in this Agreement) be applied (or be paid to the Security Agent for application) in accordance with Section 7.3 (Allocation of Receipts) of the Facility Agreement.

6.5

Subject to the right of the Pledgees to instruct the Security Agent to enforce the Kun-Pledge pursuant to the terms of the Facility Agreement, each of the Pledgees hereby acknowledges that only the Security Agent may enforce the Kun-Pledge, and each of the Pledgees hereby agrees that it shall not take any action whatsoever to enforce the Kun-Pledge or to proceed directly against the Pledgor. The Pledgees shall not have any independent power to enforce, or have recourse to, the Kun-Pledge or to exercise any rights or powers pursuant to this Agreement or any other Transaction Security Document, except through the Security Agent. In the event that, in contravention of this Section 6.5, any Pledgee takes any action to enforce the Kun-Pledge, any benefit which such Pledgee receives shall be held by such Pledgee for the benefit of all of the Pledgees and any proceeds of the enforcement of the Kun-Pledge thereon shall be applied in accordance with the provisions of Section 7.3 (Allocation of Receipts) of the Facility Agreement.

SECTION 7. ATTORNEY-IN-FACT

The Pledgor hereby irrevocably appoints the Security Agent as its true and lawful attorney-in-fact with full power to require, demand and receive any and all moneys standing to the credit of, and claims for money due and to become due under or with respect to, the Pledged Account and to take any action or execute and deliver any instrument that the Security Agent may deem necessary (acting reasonably) to accomplish the purpose hereof; provided that the Security Agent shall not exercise the authority conferred above unless and until an Enforcement Event has occurred.

SECTION 8. CONTINUING AND INDEPENDENT SECURITY

8.1

This Agreement and the Kun-Pledge hereby created shall remain in full force and effect as a continuing security for the Secured Obligations until the date on which (i) such Secured Obligations have been discharged in full and (ii) none of the Pledgees are under any further actual or contingent obligation to make any advance or provide other financial accommodation to the Pledgor under any of the Financing Documents (the “Discharge Date”).

8.2

This Agreement and the security hereby created shall be in addition to, and not in substitution for or derogation of, any other security (whether given by the Pledgor or otherwise) now or from time to time hereafter held by the Pledgees in respect of or in connection with any or all of the Secured Obligations hereby secured.

8.3

For the purpose of exercising any of the rights, powers or remedies conferred upon the Pledgees by this Agreement or by Applicable Laws, the Pledgees need not (i) take action or obtain judgment against the Company, the Pledgor or any other obligor in any court; (ii) make or file any claim or application of a winding-up or liquidation of the Pledgor, the Company or any other obligor; or (iii) enforce or seek to enforce the performance of the Secured Obligations hereby secured or any other security.

8.4

Each Pledgee may, in its discretion, grant time or other indulgence or make any other arrangement in respect of any of the Secured Obligations hereby secured or of any other security therefor or of any other company or companies, person or persons not parties hereto without prejudice to the security hereby created, subject to the terms of the Facility Agreement.

SHARE CUSTODY ACCOUNT KUN-PLEDGE AGREEMENT

SECTION 9. FURTHER ASSURANCES

The Pledgor shall promptly from time to time do all such acts as may be reasonably necessary or reasonably requested by the Security Agent or the Pledgees (through the Security Agent) including, but not limited to, the execution and delivery of all further instruments, notices and documents and all further action that may be necessary in order to perfect and/or protect any security interest granted or purported to be granted hereby or as reasonably requested by the Security Agent to enable the Pledgees to exercise and enforce their rights and remedies hereunder with respect to the Collateral.

SECTION 10. ASSIGNMENT

10.1

This Agreement and the Kun-Pledge created hereunder shall be binding upon and inure to the benefit of the Pledgor, the Security Agent and the Pledgees and their respective successors, novatees, permitted assigns and permitted transferees.

10.2

Any Pledgee may, in accordance with Section 19.3 (Assignment or Transfer by the Lenders) and, where applicable, Section 23.3 (Replacement of Lenders) of the Facility Agreement and Applicable Laws, at any time assign or transfer all or any part of its rights or obligations to any party (each an “Assignee/Transferee Pledgee”) to the extent that such assignment or transfer is permitted under the terms of the relevant Financing Documents. The parties hereto agree that to the extent of any such assignment or transfer, the Assignee/Transferee Pledgee shall be deemed to be a “Pledgee” and have the same rights, benefits and obligations under this Agreement as it would have if it were the Pledgee signatory hereunder. Any and all expenses arising out of or in connection with such assignment shall be for the account of the Pledgee concerned.

10.3	The Pledgor may not assign or transfer any of its rights or obligations hereunder.

10.4

The Security Agent may assign all or any of its rights under this Agreement and transfer all or any of its obligations (if any) under this Agreement to any successor Security Agent appointed in accordance with the provisions of the Financing Documents; provided that it is acknowledged that such assignment and transfer may be effected by the execution by the Security Agent and its successor of an assignment and transfer in such form as they may consider appropriate. Upon the appointment of such successor Security Agent, such successor Security Agent shall be and be deemed to be acting as Security Agent under and for the purposes of this Agreement and in place of the former Security Agent.

SECTION 11. TERMINATION AND RELEASE OF KUN-PLEDGE

The term of this Agreement shall begin on the date of this Agreement and end on the Discharge Date. Upon the Discharge Date, the Security Agent on behalf of the Pledgees shall, at the request and cost of the Pledgor, promptly release and discharge any Kun-Pledge then held by the Pledgees to the Pledgor and give such notices and take such other actions as may be reasonably requested by the Pledgor to effectuate and/or evidence the discharge of security given under this Agreement.

SECTION 12. SECURITY AGENT

For the avoidance of doubt, in acting under this Agreement, the Security Agent shall be entitled to all of the immunities, privileges, benefits, protections and indemnities provided for by the Facility Agreement, without limitation, pursuant to Section 18 (Lenders, Mandated Lead Arranger and the Agents) of the Facility Agreement.

SHARE CUSTODY ACCOUNT KUN-PLEDGE AGREEMENT

SECTION 13. MISCELLANEOUS

13.1

Notices. Any communication, demand or notice to be given hereunder shall be given in accordance with Section 21 (Notices) of the Facility Agreement; provided that any communication, demand or notice from the Pledgor to the Pledgees shall be sent to the Security Agent as agent for the Pledgees.

13.2

Severability. If any of the provisions of this Agreement shall contravene any law or be held invalid, this Agreement shall be construed as if not containing those provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

13.3

Amendments, Changes and Modifications. This Agreement may be amended, waived, changed, modified or altered by agreement in writing between the Pledgor and the Security Agent (on behalf of the Pledgees) only pursuant to Section 22 (Amendments and Waivers) of the Facility Agreement.

13.4

Counterparts. This Agreement may be executed in multiple counterparts, each of which, when executed, shall constitute an original but all of which together shall constitute one and the same instrument.

13.5	Heading. Headings and titles herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

13.6

Entire Agreement. This Agreement, together with the other Financing Documents, is intended by the parties to be the final written expression of each party’s obligations and rights in connection with the Collateral and supersedes all prior and contemporaneous understandings or agreements concerning the subject matter hereof.

13.7	Conflict. In the case of a conflict between the provisions of this Agreement and the provisions of any of the Facility Agreement, the provisions of the Facility Agreement shall prevail.

13.8

No Waiver. The Security Agent and the Pledgees shall not, by any act, delay, indulgence, omission or otherwise, except by an express written instrument clearly indicating an intention to waive, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising on the part of the Security Agent and the Pledgees, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power, privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

13.9

Remedies Cumulative. The rights and remedies provided herein are cumulative and may be exercised individually or concurrently, and are not exclusive of any other rights or remedies provided by Applicable Laws.

13.10

Action by Pledgees. To the extent permitted by Applicable Laws, all notices which may be given to the Pledgees hereunder, and all rights and remedies which may be exercised by the Pledgees hereunder, shall be given or exercised by and through the Security Agent and not by any one or more Pledgees directly.

13.11

Governing Law and Jurisdiction. This Agreement and the security created pursuant hereto shall be governed by the laws of Korea in all respects, including matters of construction, validity and performance. The parties hereto agree that any legal action or proceeding arising out of or relating to this Agreement may be brought in the Seoul Central District Court in Seoul, Korea and the Pledgor hereby irrevocably submits to the exclusive jurisdiction of such court.

SHARE CUSTODY ACCOUNT KUN-PLEDGE AGREEMENT

SCHEDULE I

LIST OF PLEDGEES

1.	KOREA INVESTMENT & SECURITIES CO., LTD.

SHARE CUSTODY ACCOUNT KUN-PLEDGE AGREEMENT

SCHEDULES AND EXHIBITS i

SCHEDULE II

PLEDGED ACCOUNT

Custodian	Account Number
Korea Investment & Securities Co., Ltd.	81189664-01

SHARE CUSTODY ACCOUNT KUN-PLEDGE AGREEMENT

SCHEDULES AND EXHIBITS ii

EXHIBIT A

FORM OF APPLICATION FOR ESTABLISHMENT OF PLEDGE

[**]

SHARE CUSTODY ACCOUNT KUN-PLEDGE AGREEMENT

SCHEDULES AND EXHIBITS iii

SIGNATURES

PLEDGOR

DOUBLEUGAMES CO., LTD.

By
Name:	GA RHAM KIM
Title:	Representative Director

SHARE CUSTODY ACCOUNT KUN-PLEDGE AGREEMENT

SIGNATURE PAGE

PLEDGEE

KOREA INVESTMENT & SECURITIES CO., LTD.

By
Name:
Title:

SHARE CUSTODY ACCOUNT KUN-PLEDGE AGREEMENT

SIGNATURE PAGE

SECURITY AGENT

KOREA INVESTMENT & SECURITIES CO., LTD.

By
Name:
Title:

SHARE CUSTODY ACCOUNT KUN-PLEDGE AGREEMENT

SIGNATURE PAGE